Exhibit 10.6

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of June 30, 2016 (this “Agreement”), is made and entered into by and among Lions Gate Entertainment Corp., a corporation organized and existing under the laws of British Columbia (“Parent”), Starz, a Delaware corporation (the “Company”), each of the stockholders of the Company that are listed on Schedule A hereto (each, a “Individual Stockholder” and, collectively, the “Individual Stockholders”), and LG Leopard Canada LP, an Ontario limited partnership and indirect wholly owned Subsidiary of Parent (the “Parent Purchaser”, and together with the Individual Stockholders, the “Stockholders”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and Orion Arm Acquisition Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), that provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Stockholders are the record or beneficial owners of, and have either sole or shared voting power over, such number of shares of Company Common Stock set forth opposite each such Individual Stockholder’s name on Schedule A or, in the case of the Parent Purchaser, Schedule B (such shares of Company Common Stock, the “Original Shares”, and together with any New Shares (as defined below), the “Subject Shares”);

WHEREAS, each of The John C. Malone 2003 Charitable Remainder Unitrust, the Malone Starz 2015 Charitable Remainder Unitrust, The Malone Family Foundation and The Malone Family Land Preservation Foundation (the “Malone Proxyholders”) have the irrevocable right to vote, subject to the terms and conditions of those certain Irrevocable Proxies, dated as of March 27, 2015 (the “Parent Proxies”), by and among Parent Purchaser and the Malone Proxyholders, the Parent Purchaser’s Subject Shares (such shares of Company Common Stock, the “Proxy Shares”, which, for the avoidance of doubt, comprise a portion of the Original Shares);

WHEREAS, contemporaneously with the execution of this Agreement, Parent and the Individual Stockholders are entering into a Share Exchange Agreement, dated as of the date hereof (the “2016 Exchange Agreement”), of which the Company is a third party beneficiary; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Company, Parent and Merger Sub have requested that each Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, each party hereto agrees as follows:

SECTION 1.  Representations and Warranties of Stockholders. Each Stockholder hereby represents and warrants to Parent and the Company, severally and not jointly and severally, solely with respect to itself, as follows:

(a)          Organization; Authority; Execution and Delivery; Enforceability. (i) Such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, if applicable, (ii) the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated by this Agreement and the compliance by such Stockholder with the terms of this Agreement have been duly authorized by all necessary action on the part of such Stockholder and its governing body, members, stockholders and trustees, as applicable, and (iii) no other proceedings on the part of such Stockholder (or such Stockholder’s governing body, members, stockholders or trustees, as applicable) are necessary to authorize this Agreement, to consummate the transactions contemplated by this Agreement or to comply with the terms of this Agreement. Such Stockholder has all requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement (and each Person executing this Agreement on behalf of such Stockholder has full power, authority and capacity to execute and deliver this Agreement on behalf of such Stockholder and to thereby bind such Stockholder), to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)          No Conflicts; Consents. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance by such Stockholder with the terms of this Agreement do not and will not require the consent or approval of any other person pursuant to, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, amendment, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrance in or upon any of the properties or assets of such Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, (i) any provision of any certificate of incorporation, bylaws, or trust or other organizational document of such Stockholder, (ii) any Contract to or by which such Stockholder is a party or bound or to or by which any of the properties or assets of such Stockholder (including such Stockholder’s Subject Shares) is bound or subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law or Judgment, in each case, applicable to such Stockholder or to such Stockholder’s properties or assets (including such Stockholder’s Subject Shares). No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including with respect to natural persons, any spouse, and with respect to trusts, any co-trustee or beneficiary) (“Consent”) is required by or with respect to Stockholder in

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connection with the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated by this Agreement or the compliance by such Stockholder with the terms of this Agreement, except for (1) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (2) those Consents which have already been obtained.

(c)          Ownership. Such Stockholder is the record or beneficial owner of the number of Original Shares set forth opposite such Stockholder’s name on Schedule A and Schedule B, and such Stockholder’s Original Shares constitute all of the shares of Company Common Stock held of record, beneficially owned or for which voting power or disposition power is held by such Stockholder, except (1) with respect to Parent Purchaser, as provided by the Stock Exchange Agreement, dated as of February 10, 2015 (the “2015 Exchange Agreement”), by and among Parent, Parent Purchaser and the Malone Proxyholders, (2) with respect to the Individual Stockholders, the 2016 Exchange Agreement, or, (3) with respect to the Parent Purchaser, the Parent Proxies. Such Stockholder has good and marketable title, free and clear of any Encumbrances, to those Original Shares of which such Stockholder is the record owner. Such Stockholder does not own, of record or beneficially, (i) any shares of capital stock of the Company other than the Original Shares or (ii) any option, warrant, call or other right to acquire or receive capital stock or other equity or voting interests in the Company other than, with respect to Parent, the 2016 Exchange Agreement. Such Stockholder has the sole right to vote and Transfer such Stockholder’s Original Shares, and none of such Stockholder’s Original Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of Stockholder’s Original Shares, except (x) as set forth in Sections 3 and 4 of this Agreement, (y) as disclosed on Schedule A hereto or (z) (1) with respect to Parent Purchaser, as provided by the 2015 Exchange Agreement, (2) with respect to the Individual Stockholders, the 2016 Exchange Agreement, or, (3) with respect to the Parent Purchaser, the Parent Proxies.

(d)          Information. None of the information supplied or to be supplied by such Stockholder for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to each of Parent’s and the Company’s stockholders or at the time of each of the Parent Stockholders’ Meeting and the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e)          Voting. Each Stockholder has the sole and exclusive right to vote, and Parent has the authority and capacity to cause the Parent Purchaser to vote, the Subject Shares (i) for the Merger Agreement, the Merger and the other transactions contemplated thereby and in connection therewith and (ii) against the Vote-Down Matters (as defined below), provided that, in the case of Parent Purchaser, such matters are limited to those set forth in clause (1) of the Vote-Down Matters. Each of those certain Irrevocable Proxies, dated as of March 27, 2015 (collectively, the “Malone Proxies”), by Purchaser in favor of each of the Malone Proxyholders

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are inapplicable to the matters set forth in clause (i) of this Section 1(e) and the proviso set forth in clause (ii) of this Section 1(e).

SECTION 2.  Representations and Warranties of Parent and Company.

(a)          Parent. Parent hereby represents and warrants to each Stockholder and the Company as follows: Parent has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. The execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated by this Agreement and the compliance by Parent with the terms of this Agreement have been duly authorized by all necessary action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)          Company. The Company hereby represents and warrants to each Stockholder and Parent as follows: the Company has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the compliance by the Company with the terms of this Agreement have been duly authorized by all necessary action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

SECTION 3.  Covenants of Stockholder. Each Stockholder covenants and agrees as follows:

(a)          At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement (including any Company Stockholders’ Meeting), or at any postponement or adjournment thereof, as permitted by the Merger Agreement, or in any other circumstances upon which a vote, adoption or other approval with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought (including any Company Stockholder Approval), such Stockholder shall (i) appear at such meeting or otherwise cause its Subject Shares (and to the extent it has voting power with respect to such shares and, if applicable, its Proxy Shares) to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) all of Stockholder’s Subject Shares other than such

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Stockholder’s pro rata portion of the Excess Shares (as defined below) in favor of the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement (including the Company Stockholder Approval), with such pro rata portion of the Excess Shares to be voted in the same manner as, and in the same proportion to, the votes or actions of all Company stockholders, other than the votes or actions of any Stockholder, provided, that in each case, the Merger Agreement shall not have been amended in a manner that adversely affects the value of the merger consideration payable to the Individual Stockholders, without the prior written consent of the Individual Stockholders; and provided, further, that the Stockholders shall collectively cause the Excess Shares to be voted in accordance with this Section 3(a).

For purposes of this Agreement the following terms have the meanings set forth below.

(i)          “pro rata portion” means a fraction, (x) the numerator of which is the Starz Voting Power controlled by such Stockholder with respect to the applicable matter, and (y) the denominator of which is the Starz Voting Power controlled by the Stockholders, in the aggregate, with respect to such matter.

(ii)         “Starz Voting Power” means the aggregate number of votes which may be cast by a holder of outstanding Starz Voting Securities in the election of directors of the Company.

(iii)        “Starz Voting Securities” means, Starz Series A Common Stock, Starz Series B Common Stock and all other securities of the Company entitled to vote in the election of directors of the Company.

(iv)        “Starz Series A Common Stock” means the Series A common stock, par value $0.01 per share, of the Company.

(v)         “Starz Series B Common Stock” means the Series B common stock, par value $0.01 per share, of the Company.

(vi)        “Starz Total Voting Power” means the aggregate number of votes which may be cast by all holders of outstanding Starz Voting Securities in the election of directors of the Company.

(vii)       “Starz Excess Voting Power” (as calculated, from time to time, pursuant to this Agreement) means, on the record date for the determination of stockholders entitled to receive notice of, and to vote at, any meeting of the Stockholders of the Company, or in any other circumstances upon which a vote, consent or other approval (including by written consent) is required, on the date of such vote, the amount of Starz Voting Power, if any, by which (x) the Starz Voting Power represented by all Starz Voting Securities beneficially owned, in the aggregate, by the Stockholders, exceeds (y) 33.53% of the Starz Total Voting Power.

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(viii)      “Excess Shares” means the number of shares of Starz Voting Securities constituting Subject Shares which, at any reference time, entitle the Stockholders to vote the Starz Excess Voting Power.

(b)          From the date hereof until the earliest of (i) the date that is nine (9) months after the termination of the Merger Agreement, (ii) the termination of the 2016 Exchange Agreement (other than pursuant to Sections 6.1(b) or 6.1(d) thereof) or (iii) the later of (x) the consummation of the transactions contemplated by the 2016 Exchange Agreement and (y) the date of any meeting of the stockholders of the Company, or any postponement or adjournment thereof, or for the taking of any action by the stockholders of the Company, for which meeting, postponement, adjournment or action a record date has been declared at the time of such consummation, but which meeting (as adjourned or postponed) has not yet occurred, or which action has not yet taken effect, as of the time of such consummation, at any meeting of the stockholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which a vote, adoption or other approval is sought, each Stockholder shall (i) appear at such meeting or otherwise cause its Subject Shares (and to the extent it has voting power with respect to such shares and, if applicable, its Proxy Shares) to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) (1) all of such Stockholder’s Subject Shares against any Alternative Company Transaction Proposal or any agreement relating thereto and (2) all of such Stockholder’s Subject Shares (including the Proxy Shares to the extent such Stockholder is entitled to vote such Proxy Shares on the particular matter) against any amendment of the Company Charter or the Company Bylaws (other than pursuant to the Merger Agreement) or any other proposal, action, agreement or transaction which, in the case of this clause (2), could reasonably be expected to (A) result in a breach of any covenant, agreement, obligation, representation or warranty of the Company contained in the Merger Agreement or this Agreement or of such Stockholder contained in this Agreement, (B) prevent, impede, interfere or be inconsistent with, delay, discourage or adversely affect the timely consummation of the transactions contemplated by the Merger Agreement, or (C) change in any manner the voting rights of the Company Common Stock (the matters described in clauses (1) and (2), collectively, the “Vote-Down Matters”), other than, in the case of this clause (2), such Stockholder’s pro rata portion of the Excess Shares, in which case such pro rata portion of the Excess Shares will be voted in the same proportion to the votes or actions of all Company stockholders, other than the votes or actions of any Stockholders.

From the date hereof until the earliest of (i) the date that is nine (9) months after the termination of the Merger Agreement, (ii) the termination of the 2016 Exchange Agreement (other than pursuant to Sections 6.1(b) or 6.1(d) thereof) or (iii) the later of (x) the consummation of the transactions contemplated by the 2016 Exchange Agreement and (y) the date of any meeting of the stockholders of the Company, or any postponement or adjournment thereof, or for the taking of any action by the stockholders of the Company, for which meeting, postponement, adjournment or action a record date has been declared at the time of such consummation, but which meeting (as adjourned or postponed) has not yet occurred, or which action has not yet taken effect, as of the time of such consummation, at any meeting of the stockholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which a vote, adoption or other approval is sought (other than with respect to the matters set forth in Section 3(a) and the Vote-Down Matters), each Stockholder shall appear at such meeting or otherwise cause its Subject Shares (and to the extent it has voting power with respect to such

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shares and if applicable, its Proxy Shares) to be counted as present thereat for purposes of calculating a quorum and shall vote or cause all of its Subject Shares to be voted other than such Stockholder’s pro rata portion of the Excess Shares, in which case such pro rata portion of the Excess Shares will be voted in the same proportion to the votes or actions of all Company stockholders, other than the votes or actions of any Stockholders, at any such meeting of the stockholders of the Company or under any such other circumstances upon which a vote, consent or other approval is sought by or from the stockholders of the Company.

(c)          Each Individual Stockholder shall not, nor shall it authorize or permit any of its Affiliates or any of its or their respective directors, officers or employees or any of their respective Representatives to, directly or indirectly, (i) solicit, initiate or facilitate (including by way of furnishing information), induce or encourage any inquiries or the making of any proposal or offer (including any proposal or offer to the Company Stockholders) that constitutes or would reasonably be expected to lead to an Alternative Company Transaction Proposal, or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Company Transaction Proposal. Each Individual Stockholder shall, and shall cause its Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Person with respect to any Alternative Company Transaction Proposal and will enforce and will not waive any provisions of, any confidentiality or standstill agreement (or any similar agreement) to which the Company or any of its Subsidiaries is a party relating to any such Alternative Company Transaction Proposal, and will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Alternative Company Transaction Proposal to return or destroy all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of the Company or any of its Subsidiaries. Notwithstanding the foregoing, in the event the Company is permitted to take the actions set forth in Section 5.2(b)(i) and (ii) of the Merger Agreement, John C. Malone shall be released from the restrictions set forth in clause (ii) of the first sentence of this Section 3(c).

(d)          Except as provided by the 2016 Exchange Agreement, or, solely in the event Parent Purchaser owns greater than 14.9% of the voting power of the Company prior to the consummation of the Merger, Transfers by Parent Purchaser to ensure that Parent Purchaser will own 14.9% of the voting power of the Company prior to the consummation of the Merger, such Stockholder shall not, and shall not commit or agree to, directly or indirectly, (i) sell, transfer, pledge, encumber, exchange, assign, tender or otherwise dispose of (including by gift, merger or otherwise by operation of Law) (collectively, “Transfer”), or consent to or permit any Transfer of, any Subject Shares (or any interest therein) or any rights to acquire any securities or equity interests of the Company, or enter into any Contract, option, call or other arrangement with respect to the Transfer (including any profit-sharing or other derivative arrangement) of any Subject Shares (or any interest therein) or any rights to acquire any securities or equity interests of the Company, to any Person other than pursuant to this Agreement, unless prior to any such Transfer the transferee of such Stockholder’s Subject Shares is a party to this Agreement and to the 2016 Exchange Agreement, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares or rights to acquire any securities or equity interests of the Company, other than this Agreement. At the request of

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Parent or the Company, each certificate or other instrument representing any Subject Shares shall bear a legend that such Subject Shares are subject to the provisions of this Agreement, including this Section 3(d).

(e)          Such Stockholder shall not, and such Stockholder shall not permit any of its Subsidiaries to, or authorize or permit any Affiliate, director, officer, trustee, employee or partner of such Stockholder or any of its Subsidiaries or any Representative of such Stockholder or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or by this Agreement without the prior written consent of Parent and the Company, except as may be required by applicable Law or court process, provided that the foregoing shall not apply to any disclosure required to be made by such Stockholder to the SEC or other Governmental Entity, including any amendment of any Statement of Schedule 13D, so long as such disclosure is consistent with the terms of this Agreement and the Merger Agreement and the public statements made by the Company and Parent pursuant to the Merger Agreement.

(f)          Such Stockholder hereby agrees that, in the event (i) of any stock or extraordinary dividend or other distribution, stock split, reverse stock split, recapitalization, reclassification, reorganization, combination or other like change, of or affecting the Subject Shares or (ii) that such Stockholder purchases or otherwise acquires beneficial or record ownership of or an interest in, or acquires the right to vote or share in the voting of, any shares of capital stock of the Company, in each case after the execution of this Agreement (including by conversion, operation of Law or otherwise) (collectively, the “New Shares”), such Stockholder shall deliver promptly to Parent and the Company written notice of such event which notice shall state the number of New Shares so acquired or received or over which such Stockholder obtained the right to vote. Such Stockholder agrees that any New Shares shall be subject to the terms of this Agreement, including all covenants, agreements, obligations, representations and warranties set forth herein, and shall constitute Subject Shares to the same extent as if those New Shares were owned by such Stockholder on the date of this Agreement. Such Stockholder agrees that this Agreement and the obligations hereunder shall be binding upon any Person to which record or beneficial ownership of such Stockholder’s Subject Shares shall pass, whether by operation of Law or otherwise, including such Stockholder’s heirs, guardians, administrators or successors, and such Stockholder further agrees to take all actions necessary to effectuate the foregoing.

(g)          Each Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that such Stockholder may have by virtue of ownership of the Subject Shares.

SECTION 4.  Grant of Irrevocable Proxy; Appointment of Proxy. (a)  From the date hereof until the termination of the Stockholders’ obligations pursuant to Section 3, each Stockholder hereby irrevocably grants to, and appoints, each of Christopher P. Albrecht, David Weil and Scott D. Macdonald and any other individual designated in writing by the Company, and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of such Individual Stockholder, to vote all of such Stockholder’s Subject Shares (and, if applicable, its Proxy Shares) at any meeting of stockholders of the Company (including any Company Stockholders’

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Meeting) or any adjournment or postponement thereof, (i) in favor of the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement (including the Company Stockholder Approval) in accordance with the terms of Section 3(a) of this Agreement and (ii) against any Vote-Down Matter in accordance with the terms of Section 3(b) of this Agreement. The proxy granted in this Section 4 shall expire at the time that the obligations of the Stockholders in Section 3 have been fully performed in accordance with their terms.

(b)          Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Subject Shares (and, if applicable, its Proxy Shares) are not irrevocable, other than the Parent Proxies, and that all such proxies, other than the Parent Proxies, are hereby revoked.

(c)          Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

SECTION 5.  Shareholder Approval. As promptly as practicable following the date hereof, to the extent that Parent is required by applicable stock exchange rules to obtain stockholder approval of the issuance of the Lionsgate Exchange Shares (as defined in the 2016 Exchange Agreement), Parent shall prepare and file with the SEC, an appropriate proxy statement (the “Parent Proxy Statement”) seeking approval of the transactions contemplated by the 2016 Exchange Agreement (the “Stockholder Exchange Approval”). Parent shall use its reasonable best efforts to cause the Parent Proxy Statement to comply with the rules and regulations promulgated by the SEC. Each Stockholder shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Parent Proxy Statement. Parent shall duly give notice of, convene and hold a stockholders’ meeting as promptly as practicable following the date the Parent Proxy Statement is filed for the purpose of seeking the Stockholder Exchange Approval (or adjournment of the Parent Stockholders’ Meeting under certain circumstances) and shall, (a) recommend to its stockholders approval of the issuance of Lionsgate Exchange Shares (as defined in the Exchange Agreement) and include in the Parent Proxy Statement such recommendation and (b) use its reasonable best efforts to solicit such approval and obtain the Stockholder Exchange Approval. Once the stockholders’ meeting at which the Stockholder Exchange Approval is being sought has been called and noticed, Parent may only adjourn or postpone such stockholders’ meeting (x) to the extent necessary to ensure that any necessary supplement or amendment to the Parent Proxy Statement is provided to its stockholders in advance of a vote on the Stockholder Exchange Approval, or (y) if, as of the time for which the such stockholders’ meeting is originally scheduled, there are insufficient shares of Parent common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting and, in any such case (clause (x) or (y)), only for a minimum period of time reasonable under such circumstance. Parent shall ensure that the stockholders’ meeting at which the Stockholder

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Exchange Approval is being sought is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Stockholders’ Meeting are solicited in compliance with applicable law, the rules of NYSE and the organizational documents of Parent. If the Merger Agreement has not been terminated in accordance with its terms prior to the date of the Parent Stockholders’ Meeting (as defined in the Merger Agreement), Parent shall cause the stockholders’ meeting seeking the Stockholder Exchange Approval to be combined with the Parent Stockholders’ Meeting.

SECTION 6.  Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent or the Company may reasonably request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies and attorneys-in fact set forth in Section 4 of this Agreement.

SECTION 7.  Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 8.  Termination. This Agreement shall terminate upon the earliest of (a) immediately following the Company Stockholders’ Meeting duly convened and at which the Company Stockholder Approval have been voted on by the stockholders of the Company (including, if adjourned in accordance with the Merger Agreement, immediately following the final adjournment thereof), (b) the termination of the Merger Agreement in accordance with its terms, and (c) the date of any material modification, waiver or amendment of the Merger Agreement as in effect on the date of this Agreement that affects adversely the value of the consideration payable to the Individual Stockholders without the prior written consent of the Individual Stockholders, provided, that each of Section 3(b), Section 4, Section 6, this Section 8 and Section 9 shall survive until fully performed in accordance with its terms.

SECTION 9.  General Provisions. (a)  Amendments. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto; provided, that, in the case of the Company, such amendment will be approved by a majority of the independent directors of the Company (as independence is determined under the rules of The Nasdaq Stock Market).

(b)          Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via facsimile or e-mail, provided that should any such delivery be made by facsimile or e-mail, the sender shall also send a copy of the information so delivered on or before the next Business Day by a nationally recognized overnight courier or (b) on the first Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case, if to the Stockholders, to the addresses set forth on Schedule A and Schedule B, and if to the Parent or the Company, to the addresses for Parent and

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the Company set forth in Section 8.2 of the Merger Agreement (or at such other address for a party as shall be specified by like notice).

(c)          Interpretation. When a reference is made in this Agreement to a paragraph, a Section or a Schedule, such reference shall be to a paragraph of, a Section of or a Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.

(d)          Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile or e-mail shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

(e)          Entire Agreement; Third-Party Beneficiaries. This Agreement, the Merger Agreement, the 2016 Exchange Agreement, the Parent Proxies and the 2015 Exchange Agreement and the transactions contemplated hereby and thereby (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and neither party is relying on any other oral or written representation, agreement or understanding and no party makes any express or implied representation or warranty in connection with the transactions contemplated hereby or thereby other than as set forth herein or therein and (ii) except the rights conferred upon those Persons specified as proxies and attorneys-in-fact in Section 4, is not intended to confer upon any Person other than the parties any rights or remedies.

(f)          Governing Law; Consent to Jurisdiction; Venue. (i)  All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by

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and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

(ii)         Each of the parties hereto (1) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware) in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (2) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (3) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such court.

(g)          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

(h)          Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

(i)          Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT OR THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(j)          Expenses. Parent shall pay (i) up to $1.6 million of reasonable out-of-pocket costs and expenses incurred by the Individual Stockholders, in the aggregate (minus all amounts reimbursed pursuant to Section 8.4 of the Exchange Agreement), including (subject to the foregoing cap) the fees payable to Kern Consulting, LLC, the reasonable fees, charges and disbursements of counsel for the Individual Stockholders, in connection with the preparation, negotiation, execution and delivery of this Agreement, the 2016 Exchange Agreement and the transactions contemplated thereby and (ii) any required filing fee in connection with the filings

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made on behalf of the Individual Stockholders described in Section 5.6 of the Merger Agreement. Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not consummated, shall be paid by the party incurring such cost or expense. For the avoidance of doubt, the foregoing cap does not apply to costs or expenses subject to the indemnification set forth in Section 9(k).

(k)          Indemnification.

(i)          Parent (the “Indemnifying Party”) covenants and agrees, on the terms and subject to the limitations set forth in this Agreement, to indemnify and hold harmless each Individual Stockholder and such Individual Stockholder’s representatives and advisors (each, an “Indemnified Party”), from and against any and all Losses incurred in connection with, arising out of or resulting from any claims, demands, actions, proceedings or investigations (collectively, “Actions”) relating to the transactions contemplated by the Merger Agreement, this Agreement, or the 2016 Exchange Agreement (including any Actions brought by any of the stockholders, directors, officers or employees of any of Parent or Company relating thereto). For purposes of this Section 9(k), “Losses” means any loss (including disgorgement of consideration), liability, cost, damage or expense (including, without duplication, reasonable fees and expenses of counsel, accountants, consultants and other experts) related to an Action for which an Indemnified Party is entitled to indemnification pursuant to this Agreement; provided, however, that any diminution in value of the capital stock of Parent shall not constitute a Loss.

(ii)         Notwithstanding anything herein to the contrary, the Indemnifying Party will not be obligated to provide indemnity hereunder to any Indemnified Party with respect to any Losses which (x) result from such Indemnified Party’s willful misconduct or gross negligence or (y) result primarily from any breach of any representation and warranty of such Indemnified Party contained in this Agreement or any breach of any covenant or agreement made or to be performed by such Indemnified Party under this Agreement.

(iii)        The Indemnifying Party will indemnify the Indemnified Parties pursuant to this Section 9(k) regardless of whether such Losses are incurred prior to or after the Effective Time. The indemnification provided pursuant to this Section 9(k) is in addition to, and not in derogation of, any other rights an Indemnified Party may have under applicable law, the certificate of incorporation or bylaws of the Company, or pursuant to any contract, agreement or arrangement; provided, however, that Losses will not be duplicated.

(iv)        Promptly after the receipt by any Indemnified Party of notice of any Action that is or may be subject to indemnification hereunder (each, an “Indemnifiable Claim”) (and in no event more than ten Business Days after the Indemnified Party’s receipt of written notice of such Indemnifiable Claim), such Indemnified Party shall give written notice thereof to the Indemnifying Party, which notice will include, to the extent known, the basis for such Indemnifiable Claim and copies of any pleadings or written demands relating to such Indemnifiable Claim and, promptly following request therefor, shall provide any additional information in respect thereof that the Indemnifying Party may reasonably request; provided, however, that (x) any delay in giving or failure to give such notice will not affect the obligations of the Indemnifying Party hereunder except to the extent the Indemnifying Party is actually

13

prejudiced as a result of such delay in or failure to notify and (y) no such notice shall be required to be given to the Indemnifying Party to the extent that the Indemnifying Party or any of its respective Affiliates is a party to any such Indemnifiable Claim.

(v)         Subject to Section 9(k)(vi) and Section 9(k)(vii), the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of any Indemnifiable Claim in respect of an Action commenced or made by a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third Party Indemnifiable Claim”) so long as, within ten calendar days after the receipt of notice of such Third Party Indemnifiable Claim from the Indemnified Party (pursuant to Section 9(k)(iv)), the Indemnifying Party: (x) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 9(k) are applicable, subject only to the limitations set forth in this Agreement, to such Third Party Indemnifiable Claim and that the Indemnifying Party will indemnify such Indemnified Party in respect of such Third Party Indemnifiable Claim to the extent required by this Section 9(k), and (y) notify such Indemnified Party in writing that the Indemnifying Party will assume the control of the defense thereof. Following notification to such Indemnified Party of the assumption of the defense of such Third Party Indemnifiable Claim, the Indemnifying Party shall retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third Party Indemnifiable Claim. If the Indemnifying Party so assumes the defense of any such Third Party Indemnifiable Claim in accordance herewith, subject to the provisions of clauses (iv) through (vi) of this Section 9(k), (A) the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of such Third Party Indemnifiable Claim and such Indemnified Party shall cooperate (subject to the Indemnifying Party’s agreement to reimburse such Indemnified Party for all reasonable out-of-pocket expenses incurred by such Indemnified Party in connection with such cooperation) with the Indemnifying Parties in any manner that the Indemnifying Party reasonably may request in connection with the defense, compromise or settlement thereof (subject to the last sentence of this Section 9(k)(v)), and (B) such Indemnified Party shall have the right to employ separate counsel selected by such Indemnified Party and to participate in (but not control) the defense, compromise or settlement thereof and the Indemnifying Party shall pay the reasonable fees and expenses of one such separate counsel, and, if reasonably necessary, one local counsel. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such Action for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, unless the Indemnifying Party shall have failed to assume the defense thereof as contemplated in this Section 9(k)(v), in which case such Indemnified Party will be entitled to control the defense, compromise or settlement thereof at the expense of the Indemnifying Party. Without the prior written consent of each of the Indemnified Parties who are named in the Action subject to the Third Party Indemnifiable Claim (which consent shall not be unreasonably withheld, delayed or conditioned), the Indemnifying Party will not settle or compromise or consent to the entry of judgment with respect to any Indemnifiable Claim (or part thereof) unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Parties, (y) does not include any admission of wrongdoing on the part of such Indemnified Parties and (z) does not enjoin or restrict in any way the future actions or conduct of such Indemnified Parties (other than in a manner consistent with the terms of the Subject Instruments).

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(vi)        Notwithstanding Section 9(k)(v), an Indemnified Party, at the expense of the Indemnifying Party, (x) shall, subject to the last sentence of this Section 9(k)(vi), be entitled to separately control the defense, compromise or settlement of any Third Party Indemnifiable Claim as to such Indemnified Party if, in the judgment of counsel to the Indemnified Party, there exists any actual conflict of interest relating to the defense of such Action between the Indemnified Party and one or more Indemnifying Party and (y) shall be entitled to assume control of the defense, compromise and settlement of any Third Party Indemnifiable Claim as to which the Indemnifying Party have previously assumed control in the event the Indemnifying Party are not timely and diligently pursuing such defense. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any Action with respect to which it controls the defense thereof pursuant to this Section 9(k)(vi) and for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(vii)       In all instances under this Section 9(k) where the Indemnifying Party has agreed to pay the fees, costs and expenses of the Indemnified Parties, such fees, costs and expenses shall be reasonable. The parties agree to cooperate and coordinate in connection with the defense, compromise or settlement of any Indemnifiable Claims.

(viii)      In addition to (but without duplication of) the Indemnified Party’s right to indemnification as set forth in this Section 9(k), if so requested by an Indemnified Party, the Indemnifying Party shall also advance to such Indemnified Party (within five Business Days of such request) any and all reasonable fees, costs and expenses incurred by an Indemnified Party in accordance with this Section 9(k) in connection with investigating, defending, being a witness in or participating in (including any appeal), or preparing to defend, be a witness in or participate in, any Indemnifiable Claim, including, without duplication, reasonable fees and expenses of counsel, accountants, consultants and other experts (an “Expense Advance”).

(ix)         Each Individual Stockholder agrees that he or she will repay Expense Advances made to him or her (or paid on his or her behalf) by the Indemnifying Party pursuant to this Section 9(k) if it is ultimately finally determined by a court of competent jurisdiction that he or she is not entitled to be indemnified pursuant to this Section 9(k).

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

LG LEOPARD CANADA LP

By:	LG LEOPARD GP CANADA INC.,
its general partner

By:	/s/ Wayne Levin
Name:	Wayne Levin
Title:	President, General Counsel and Secretary

LIONSGATE ENTERTAINMENT CORP.

By:	/s/ Wayne Levin
Name:	Wayne Levin
Title:	General Counsel and Chief Strategic Officer

[Parent Signature Page to Voting Agreement]

JOHN C. MALONE

/s/ John C. Malone

LESLIE MALONE

/s/ Leslie Malone

[Stockholder Signature Page to Voting Agreement]

THE TRACY L. NEAL TRUST A

By:	/s/ David Thomas III
Name:	David Thomas III
Title:	Trustee

THE EVAN D. MALONE TRUST A

By:	/s/ David Thomas III
Name:	David Thomas III
Title:	Trustee

[Stockholder Signature Page to Voting Agreement]

ROBERT R. BENNETT

/s/ Robert R. Bennett

DEBORAH J. BENNETT

/s/ Deborah J. Bennett

HILLTOP INVESTMENTS, LLC

By:	/s/ Robert R. Bennett
Name:	Robert R. Bennett
Title:	Manager

[Stockholder Signature Page to Voting Agreement]

STARZ

By:	/s/ Christopher P. Albrecht
Name:	Christopher P. Albrecht
Title:	Chief Executive Officer

[Company Signature Page to Voting Agreement]

Schedule A

Name and Address of Individual Stockholders	Number of Subject Shares Owned Beneficially or of Record (Other than Proxy Shares)

John C. Malone 12300 Liberty Blvd., 2nd Floor Englewood, CO 80112	Series A: -0- Series B: 5,832,020

Leslie Malone 12300 Liberty Blvd., 2nd Floor Englewood, CO 80112	Series A: 101,778 Series B: 230,564

Tracy M. Neal Trust A Attn: David Thomas, III, Trustee 8400 East Prentice Avenue, Suite 1500 Greenwood Village, CO 80111	Series A: -0- Series B: 52,508

Evan D. Malone Trust A Attn: David Thomas, III, Trustee 8400 East Prentice Avenue, Suite 1500 Greenwood Village, CO 80111	Series A: -0- Series B: 71,637

Robert R. and Deborah J. Bennett 10900 Hilltop Road Parker, CO 80134	Series A: 13,967 Series B: 658,392

Hilltop Investments, LLC 10900 Hilltop Road Parker, CO 80134	Series A: -0- Series B: 19,623

Schedule B

Name and Address of Parent Purchaser	Number of Subject Shares Owned of Record

LG Leopard Canada LP 2700 Colorado Avenue; Santa Monica, CA 90404	Series A: 2,118,038 Series B: 2,590,597